Exhibit 99.2

9/18/2018	Trademark Electronic Search System (TESS)

United States Patent and Trademark Office

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VAXONOXOL

Word Mark	VASONOXOL
Goods and Services	IC 005. US 006 018 044 046 051 052. G & S: Dietary and nutritional supplements; Food supplements; Food supplements for vascular health. FIRST USE: 20160825. FIRST USE IN C.

Standard Characters Claimed
Mark Drawing Code	(4) STANDARD CHARACTER MARK
Serial Number	86538244
Filing Date	February 18, 2015
Current Basis	1A
Original Filing Basis	1B
Published for Opposition	July 7, 2015
Registration Number	5082860
Registration Date
November 15, 2016
Owner	(REGISTRANT) Scott, Charles O. INDIVIDUAL UNITED STATES 206 N. Washington St Suite 100 Alexandria VIRGINIA 22314
Attorney of Record	Joshua M. Gerben

Type of Mark	TRADEMARK
Register	PRINCIPAL
Live/Dead Indicator	LIVE